Exhibit 99.1

For Immediate Release For Details Contact: Ed Richardson Chairman and Chief Executive Officer Richardson Electronics, Ltd. Phone: (630) 208-2340 E-mail: info@rell.com	David J. DeNeve Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.	Corporate Headquarters 40W267 Keslinger Road PO Box 393 LaFox, IL 60147-0393 USA Phone: (630) 208-2200 Fax: (630) 208-2550

Richardson Electronics, Ltd. President and Chief

Operating Officer Resigns

LaFox, IL, Tuesday, April 4, 2006: Richardson Electronics, Ltd. (NASDAQ: RELL) today announced the resignation of Arthur Buckland as President, Chief Operating Officer and Board Member effective immediately. Mr. Buckland is leaving the Company to pursue personal interests. Edward Richardson will assume the positions of President and Chief Operating Officer until a permanent replacement is found.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless and Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available online at http://www.rell.com/investor.asp.